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As filed with the Securities and Exchange Commission on May 26, 2006.

Registration No. 333-129935

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	74-1492779 (I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82
Dallas, Texas 75251
(214) 368-2084
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William L. Boeing
Vice President and General Counsel
12377 Merit Drive, Suite 1700, LB 82
Dallas, Texas 75251
(214) 368-2084
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas H. Yang Haynes and Boone, LLP 901 Main Street, Suite 3100 Dallas, Texas 75202 (214) 651-5545 (214) 200-0641 (fax)	Gary L. Sellers Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2695 (212) 455-2502 (fax)

Approximate date of commencement of proposed sale of securities to the public:
Not Applicable.

            If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

            This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

Deregistration of Shares

        EXCO Resources, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (File No. 333-129935), which registered an indeterminate number of shares of common stock, par value $0.001 per share, of the Registrant having an aggregate initial offering price not to exceed $825,000,000. The Registration Statement was declared effective on February 8, 2006. Pursuant to the Registration Statement, the Registrant offered and sold an aggregate of 53,615,200 shares of common stock (including the underwriters' over-allotment option) having an aggregate initial offering price of $696,997,600.

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 is filed to deregister the $128,002,400 aggregate dollar amount of shares of common stock which remain unsold.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of May, 2006.

EXCO Resources, Inc.
By:	/s/ DOUGLAS H. MILLER Douglas H. Miller Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated:

Signature	Title	Date

JEFFREY D. BENJAMIN* Jeffrey D. Benjamin	Director	May 26, 2006
EARL E. ELLIS* Earl E. Ellis	Director	May 26, 2006
/s/ DOUGLAS H. MILLER Douglas H. Miller	Chairman and Chief Executive Officer	May 26, 2006
ROBERT H. NIEHAUS* Robert H. Niehaus	Director	May 26, 2006
BOONE PICKENS* Boone Pickens	Director	May 26, 2006
J. DOUGLAS RAMSEY* J. Douglas Ramsey	Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)	May 26, 2006
STEPHEN F. SMITH* Stephen F. Smith	Vice Chairman, President and Secretary	May 26, 2006
ROBERT L. STILLWELL* Robert L. Stillwell	Director	May 26, 2006

        Douglas H. Miller, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of EXCO Resources, Inc. on behalf of each of the above-named officers and directors of the Registrant on this 26th day of May, 2006, pursuant to the powers of attorney executed on behalf of such officers and directors, previously filed with the Securities and Exchange Commission.

*By:	/s/ DOUGLAS H. MILLER Douglas H. Miller Attorney-in-Fact

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Deregistration of Shares
Signatures